SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2011

Commission File Number: 000-53750

PROTEONOMIX, INC.

(Name of Registrant in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3842844 (I.R.S. Employer Identification No.)
187 Mill Lane Mountainside, New Jersey (Address of Principal Executive Offices)	07052 (Zip Code)
973-544-6116 (Issuer’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 - Other Events

Proteonomix, Inc. (the "Company") issued a press release, dated October 19, 2011, entitled- Proteonomix, Inc. (PROT) To Move Forward with Offshore Stem Cell Testing The press release is in its entirety below:

Proteonomix, Inc. (PROT) To Move Forward with Offshore Stem Cell Testing

MOUNTAINSIDE, NJ--October 19, 2011-- PROTEONOMIX, INC. (OTCBB:PROT), a biotechnology company focused on developing therapeutics based upon the use of human cells and their derivatives, announced today that it intends to move forward with the testing of its StromaCel technology through its PRTMI subsidiary or its affiliates.  The Company decided to examine the possibility of testing its cardiac stem cell treatment offshore in light of the progress toward its trial of UMK-121, its stem cell treatment for patients awaiting liver transplant to overcome End Stage Liver Disease (“ESLD”), in the United States.

Michael Cohen, President of the Company, stated: “Since we progress toward the commencement of our trial of UMK-121 in the United States, we have decided to explore the possible testing of our cardiac treatment offshore in order to reduce the cost of bringing the cardiac treatment to market.  This strategic decision is being made in recognition of the increasing costs associated with bringing a new drug to market in the United States through the NDA (New Drug Application) process and the availability of expert medical testing capabilities offshore at a fraction of the cost.”

Mr. Cohen continued: “Once we have established the efficacy of our cardiac stem cell treatment offshore and have commenced foreign sales, then we will be in a better financial position to pursue the NDA in the United States.” We have been approached by one group that has expressed interest in exploring such a possibility and we will follow through with this in the coming weeks.  Meanwhile we will seek out others interested in a similar transaction keeping mind at all times that any such deal would have to provide immediate benefit to our shareholders,”

About Proteonomix, Inc.:

Proteonomix is a biotechnology company focused on developing therapeutics based upon the use of human cells and their derivatives. The Proteonomix Family of companies includes Proteoderm, StromaCel, National Stem Cell, PRTMI and THOR Biopharma. Proteoderm, Inc. is a wholly owned subsidiary that has developed an anti-aging line of skin care products. StromaCel, Inc. develops therapeutic modalities for the treatment of Cardiovascular Disease (CVD). National Stem Cell, Inc. is Proteonomix's operating subsidiary. Proteonomix Regenerative Translational Medicine Institute, Inc. ("PRTMI") intends to focus on the translation of promising research in stem cell biology and cellular therapy to clinical applications of regenerative medicine. Proteonomix intends to create and dedicate a subsidiary to each of its technologies. Please also visit http://www.proteonomix.com/, http://www.proteoderm.com/, http://www.otcqb.com/ and http://www.sec.gov/.

Forward-looking statements:

Certain statements contained herein are "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995). Proteonomix, Inc. cautions that statements made in this press release constitute forward-looking statements and makes no guarantee of future performance. Actual results or developments may differ materially from projections. Forward-looking statements are based on estimates and opinions of management at the time statements are made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTEONOMIX, INC.

Dated: October 21, 2011

By: /s/ Michael Cohen

Name:  Michael Cohen

Chief Executive Officer